UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12
GOPRO, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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This Schedule 14A relates to the proposed merger of GoPro, Inc. (“GoPro”), a Delaware corporation, with Starman Optical, Inc., a Delaware corporation (“Merger Sub”), pursuant to the Agreement and Plan of Merger by and among GoPro, Action Acquisitions LLC, a Delaware limited liability company (“Parent”), and Merger Sub, a wholly owned subsidiary of Parent, dated September 1, 2026 (the “Merger”).

This filing contains a press release issued by Starman Optical, Inc. on October 20, 2026 related to the Merger.

STARMAN NEW PHOTONICS AND GEMTEK ANNOUNCE STRATEGIC PARTNERSHIP TO MANUFACTURE ADVANCED OPTICAL TRANSCEIVERS IN THE UNITED STATES

Partnership to Establish U.S. Manufacturing of Next-Generation Optical Transceivers for the Rapidly Growing AI Infrastructure Market

Announcement Follows Starman's Definitive Merger Agreement with GoPro and $37.5 Million NJEDA Manufacturing Award

SAN JOSE, Calif. (October 20, 2026) — Starman New Photonics, a Starman Holding company, and Gemtek Technology Co., Ltd. (TWSE: 4906) today announced a strategic partnership to manufacture advanced optical transceivers in the United States. The partnership will combine advanced photonic chip and laser technology with Gemtek's manufacturing experience to establish U.S. production of next-generation optical transceivers at scale. The announcement follows the entry by GoPro, Inc. (NASDAQ: GPRO) into a definitive merger agreement with Starman Optical, Inc., an affiliate of Starman Holding, reflecting Starman Holding’s broader commitment to strengthening American optical technology and manufacturing. Together, these initiatives represent significant steps in Starman's strategy to build a leading U.S. optical technology and manufacturing platform, strengthening domestic production and reducing reliance on overseas supply chains.

"The rapid growth of AI is creating enormous demand for advanced optical technology, but much of the manufacturing remains overseas," said Charles Tebele, Chief Executive Officer of Starman Holding. "We are bringing together the technology, expertise, and manufacturing capabilities needed to change that. Our partnership with Gemtek is a major step toward producing these critical components here in the United States and establishing Starman as a leader in American optical technology."

“Gemtek is pleased to contribute our optical transceiver expertise and automation-driven manufacturing capabilities to this partnership,” said Howard Chen, Chairman and Founder of Gemtek Technology Co., Ltd. “Our objective is to enable efficient, scalable production in the United States while maintaining the quality and cost competitiveness required by global customers.”

The partnership will bring Gemtek's manufacturing expertise to Starman New Photonics' planned facility in New Jersey, where the company is planning to invest $150 million to establish advanced optical production capabilities in the United States. The project, which recently received approval for up to $37.5 million in tax credits from the New Jersey Economic Development Authority (NJEDA), is expected to create 250 jobs to support the assembly, testing, and production of next-generation optical transceivers at scale.

Initial production will focus on next-generation 800G and 1.6T optical transceivers to meet growing demand from AI data centers and hyperscale computing operators. The partnership is expected to establish a reliable U.S. manufacturing source for these critical components, with plans to scale production and expand into future generations of high-speed optical technology.

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About Starman New Photonics

Starman New Photonics, a Starman Holding company, is a U.S.-based optical photonics company focused on the development and domestic manufacturing of advanced optical transceivers and related photonics technologies. Starman Holding is a diversified holding company with interests across technology, consumer brands, and optics and imaging.

About Gemtek Technology Co., Ltd.

Founded in 1988, Gemtek Technology Co., Ltd. is one of the leading providers of communication technology solutions for data centers, service providers, and global brands. Its portfolio includes high-speed optical transceivers, fiber-optic network equipment, Wi-Fi, 5G, satellite communication devices, AIoT modules, and cloud and edge AI solutions.

About GoPro, Inc. (NASDAQ: GPRO)

GoPro helps the world capture and share itself in immersive and exciting ways. Connect with GoPro on Instagram, YouTube, TikTok, Facebook, X, LinkedIn, and GoPro’s blog, The Current. Members of the press can access official logos and imagery on GoPro’s press portal. For more information, visit GoPro.com. GoPro, HERO, MAX, MISSION and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.

Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger involving GoPro and Starman. In connection with the proposed merger, GoPro has filed with the SEC a preliminary proxy statement. This press release is not a substitute for the proxy statement or any other document that GoPro may file with the SEC or send to its stockholders in connection with the proposed merger. INVESTORS AND STOCKHOLDERS OF GOPRO ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, THAT ARE AVAILABLE OR WILL BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT GOPRO AND THE PROPOSED MERGER. The materials filed and to be filed by GoPro will be made available to GoPro's investors and stockholders at no expense to them and copies may be obtained free of charge on GoPro's website at https://investor.gopro.com. In addition, all of those materials are or will be available at no charge on the SEC's website at www.sec.gov.
GoPro and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of GoPro stockholders in connection with the proposed merger under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of GoPro's executive officers and directors in the solicitation by reading GoPro's proxy statement for its 2026 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, and the subsequent Quarterly Reports on Form 10-Q, as amended, and the proxy statement and other relevant materials that are filed or will be filed with the SEC in connection with the proposed merger that are or will become available. Information concerning the interests of GoPro's participants in the solicitation, which may, in some cases, be different than those of GoPro's stockholders generally, are set forth in the proxy statement relating to the proposed merger.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Note on Forward-Looking Statements

This press release may contain forward-looking statements including, among other things, statements regarding the potential benefits of the proposed merger between GoPro and Action Acquisition LLC, a Delaware limited liability company (“Parent”), and Starman Optical, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); the proposed strategic partnership between Starman New Photonics and Gemtek Technology Co., Ltd. (“Gemtek”), including the planned investment in, and the expected timing, capacity and job creation of, the planned New Jersey facility, the availability and amount of tax credits from the New Jersey Economic Development Authority, and planned production of optical transceivers; the prospective performance and outlook of GoPro’s and Starman’s businesses, performance and opportunities; the ability of the parties to complete the proposed merger and the expected timing of completion of the proposed merger; as well as any assumptions underlying any of the foregoing. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the ability to obtain the requisite approval from stockholders of GoPro; (ii) the risk that the proposed merger may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for GoPro will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require GoPro to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed merger on GoPro’s or Starman’s ability to retain and hire key personnel, their ability to maintain relationships with their customers, suppliers and others with whom they do business, their businesses generally or GoPro’s stock price; (vii) risks related to diverting management’s attention from GoPro’s or Starman’s ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the proposed merger may result in significant costs of defense, indemnification and liability; (ix) changes in general economic, competitive, technological and/or industry-specific conditions affecting the businesses and industries in which GoPro and Starman operate; (x) actions by third parties, including government agencies; (xi) uncertainty regarding the expected financial performance of GoPro following completion of the proposed merger; (xii) failure to realize the anticipated benefits of the proposed merger within the expected time frame or at all, including as a result of a delay in completing the proposed merger; (xiii) the ability of Starman New Photonics and Gemtek to implement the proposed partnership and realize its anticipated benefits; (xiv) delays, cost overruns, financing constraints or other difficulties in building, equipping and staffing the New Jersey facility; (xv) the risk that tax credits from the New Jersey Economic Development Authority are reduced, delayed or forfeited, including if applicable investment, job creation or other eligibility requirements are not met; (xvi) changes in demand for AI infrastructure and optical transceivers, and competition and technological change in the optical components industry; (xvii) supply chain disruptions, tariffs, trade restrictions and export controls; (xviii) the ability of GoPro to implement its business strategy; and (xix) other risk factors detailed from time to time in GoPro’s reports filed with the Securities and Exchange Commission (the “SEC”), including GoPro’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC, including documents that are or will be filed with the SEC in connection with the proposed merger.

The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Neither GoPro nor Starman undertakes, and each expressly disclaims, any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.